International Capital Opportunities Fund February 28, 2005 semiannual report

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

53A For the period ended February 28, 2005, Putnam Management has assumed $7,210 of legal, shareholder servicing and communication, audit and Trustee fees incurred by the fund in connection with certain legal and regulatory matters.

72DD1 	Class A	9,881
		Class B	3,449
		Class C	511

72DD2	Class M	177
		Class R	1
		Class Y	1,149

73A1		Class A	0.344
		Class B	0.178
		Class C	0.168

73A2		Class M	0.227
		Class R	0.372
		Class Y	0.398

74U1		Class A	29,006
		Class B	18,694
		Class C	2,971

74U2		Class M	785
		Class R	5
		Class Y	2,896

74V1		Class A	25.86
		Class B	25.30
		Class C	25.63

74V2		Class M	25.61
		Class R	25.78
		Class Y	25.90